EXHIBIT 11.1

                 Computation of Earnings (Loss) per Common Share
               (In thousands, except share and per share amounts)

                                                        THREE MONTHS ENDED DECEMBER 31,
                                                ----------------------------------------------
                                                     2001            2000           1999
----------------------------------------------------------------------------------------------
Net earnings (loss)                              $      (454)     $       849     $      (406)
----------------------------------------------------------------------------------------------

Average number of common
    shares outstanding                             7,203,815        7,177,955       7,114,456

Average number of common shares outstanding,
    non-detachable put                                     0        1,117,337       1,200,000
----------------------------------------------------------------------------------------------

Average number of common shares outstanding,
    including non-detachable put                   7,203,815        8,295,292       8,314,456

Dilutive effect of outstanding stock
    options and warrants                                   0              292               0

Dilutive effect of non-detachable put option               0        2,640,493               0
----------------------------------------------------------------------------------------------

Average number of common and common
    equivalent shares outstanding                  7,203,815       10,936,077       8,314,456
----------------------------------------------------------------------------------------------

Basic earnings (loss) per share                  $     (0.06)     $      0.10     $     (0.05)

Diluted earnings (loss) per share                $     (0.06)     $      0.08     $     (0.05)
==============================================================================================

                                                             YEARS ENDED DECEMBER 31,
                                                ----------------------------------------------
                                                     2001            2000           1999
----------------------------------------------------------------------------------------------
Net earnings (loss)                              $      (352)     $     4,673     $     8,276
----------------------------------------------------------------------------------------------

Average number of common
    shares outstanding                             7,196,899        7,171,589       6,942,481

Average number of common shares outstanding,
    attributable to non-detachable put                     0        1,145,533       1,200,000
----------------------------------------------------------------------------------------------

Average number of common shares outstanding,
    including non-detachable put                   7,196,899        8,317,122       8,142,481

Dilutive effect of outstanding stock
    options and warrants                                   0           12,139          29,461

Dilutive effect of non-detachable put option               0        1,739,746         398,507
----------------------------------------------------------------------------------------------

Average number of common and common
    equivalent shares outstanding                  7,196,899       10,069,007       8,570,449
----------------------------------------------------------------------------------------------

Basic earnings (loss) per share                  $     (0.05)     $      0.56     $      1.02

Diluted earnings (loss) per share                $     (0.05)     $      0.46     $      0.97
==============================================================================================